EXHIBIT 10.3

DECKERS OUTDOOR CORPORATION
PERFORMANCE STOCK OPTION AGREEMENT
UNDER
2015 STOCK INCENTIVE PLAN

Name of Participant (“Awardee”):	[●]
Date of Grant:	[●]
Total Number of Shares:	[●]
Exercise Price Per Share:	[●]
Type of Option:	Non-Qualified Stock Option
Vesting:	This Option shall vest based on the achievement by the Company of the Performance Criteria set forth on Exhibit A as described in Section 1 below.
Expiration Date:	June 13, 2024 This Option may expire earlier as described in Sections 1, 2 and 3 below.

In order to promote Awardee’s long-term commitment to Deckers Outdoor Corporation (the “Company”), to compensate Awardee for the Company’s performance measured on a long-term basis, and to provide an incentive for Awardee to continue to provide Continuous Service to the Company and exert added effort towards its growth and success, the Company hereby grants a nonqualified stock option (the “Option”) to purchase the Total Number of Shares (as listed above) for a per share exercise price equal to the Exercise Price Per Share (as listed above), subject to the terms, restrictions and conditions of the Deckers Outdoor Corporation 2015 Stock Incentive Plan (the “Plan”) and this Performance Stock Option Agreement (the “Agreement”). Any term not defined herein shall have the meaning set forth in the Plan.
1.    Vesting.
(a)    This Option shall vest based upon the achievement by the Company of the performance criteria as set forth on Exhibit A (“Performance Criteria”), provided that the Awardee shall have provided Continuous Service to the Company through March 31, 2020 (the “Vesting Date”). The Committee shall determine whether or not the Performance Criteria has been achieved as soon as reasonably practicable following the Company’s receipt of the report of the independent registered public accounting firm for the fiscal year ending March 31, 2020. If the Committee determines the Performance Criteria has not been achieved, this Option will expire immediately without any further action by the Company or Awardee and no vesting shall occur.

(b)    For purposes of this Agreement, the term “Continuous Service” means (i) Awardee’s employment by either the Company or any parent or subsidiary corporation of the Company, or by a corporation or a parent or subsidiary of a corporation assuming this Agreement or issuing New Incentives, as defined in Section 3 below, which is uninterrupted except for vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, or (ii) so long as Awardee is engaged as a Consultant or providing Service.
2.    Forfeiture or Pro Rata Vesting Upon Termination of Employment.
(a)    Termination of Employment Generally. If Awardee ceases to provide Continuous Service to the Company, then, except as otherwise provided in Sections 2(b) or (c) below, or Section 3 below, this Option will expire at the close of business at the Company’s headquarters on the date on which Awardee’s Continuous Service ceases. Notwithstanding the foregoing, if this Option has vested pursuant to Section 1(a) above prior to the Awardee’s Continuous Service ceasing, this Option will expire at the close of business at the Company’s headquarters on the date three (3) months after Awardee’s Continuous Service ceases; provided, however, this Option shall expire immediately unless the Awardee complies with each of the provisions of Section 7 below until this Option expires or is exercised. If the Awardee’s Continuous Service is terminated for Cause, this Option will expire upon the date of such termination.
(b)    Vesting Upon Death or Disability.
(i)    Notwithstanding Section 2(a) above, if (i) Awardee’s Continuous Service ceases due to Awardee’s death or disability (as defined in the Plan) and (ii) this Option later vests pursuant to Section 1(a) above, then a Pro-Rata Portion (as defined in Section 3(c)(iv) below) of this Option shall become vested effective upon the Vesting Date. Promptly following the date of the Committee’s final determination of the achievement of the Performance Criteria, the Company shall deliver a notice to the Awardee (or his/her estate in the event of death) confirming the vesting of a Pro-Rata Portion of this Option. If this Section 2(b)(i) is applicable, this Option will expire at the close of business at the Company’s headquarters on the date twelve (12) months after the Vesting Date.
(ii)    Notwithstanding Section 2(a) above, if Awardee’s Continuous Service ceases, after this Option has vested pursuant to Section 1(a) above, due to Awardee’s death or disability (as defined in the Plan), this Option shall expire at the close of business at the Company’s headquarters on the date twelve (12) months after the date Awardee’s Continuous Service ceases.
(c)    Vesting Upon Retirement.
(i)    Notwithstanding Section 2(a) above, if (i) Awardee’s Continuous Service ceases due to Awardee’s Retirement (as defined in Section 3(c)(v) below) and (ii) this Option later vests pursuant to Section 1(a) above, then a Pro Rata Portion (as defined in Section 3(c)(iv) below) of this Option shall become vested effective upon the Vesting Date; provided, however, that no vesting shall occur hereunder unless the Awardee complies with the provisions of Section 7 below until this Option expires or is exercised. Promptly following the date of the Committee’s final determination of the achievement of the Performance Criteria, the Company shall deliver a notice to the Awardee confirming the vesting of a Pro-Rata Portion of this Option. If this Section 2(c)(i) is applicable, this Option will expire at the close of business at the Company’s headquarters on the date twelve (12) months after the Vesting Date.
(ii)    Notwithstanding Section 2(a) above, if Awardee’s Continuous Service ceases, after this Option has vested pursuant to Section 1(a) above, due to Awardee’s Retirement (as defined in Section 3(c)(v) below), this Option shall expire at the close of business at Company’s headquarters on the date twelve (12) months after the date Awardee’s Continuous Service ceases; provided, however, this Option shall expire immediately hereunder unless the Awardee complies with the provisions of Section 7 below until this Option expires or is exercised.
3.    Vesting Upon Corporate Transaction.
(a)Notwithstanding Section 1(a) above, if prior to the Vesting Date, a Corporate Transaction occurs, and the acquiring or successor entity (or parent thereof) does not agree to provide for the continuance or assumption of this Agreement or the substitution for this Agreement of a new agreement of comparable value covering shares of a successor corporation (“New Incentives”), then this Option shall become immediately and unconditionally vested in full effective immediately prior to and conditioned upon the consummation of such Corporate Transaction, regardless of the Company’s achievement (or projected achievement) with respect to the Performance Criteria.
(b)Notwithstanding Section 3(a) above, if the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of this Agreement or the substitution for this Agreement of a new agreement of comparable value covering New Incentives, then vesting of this Option shall not accelerate in connection with such Corporate Transaction to the extent (but only to the extent) this Agreement is continued, assumed or substituted for New Incentives; provided, however:
(i)    if Awardee’s Continuous Service is terminated without Cause or pursuant to a Constructive Termination (as defined in Section 3(c)(ii) below) within twenty-four (24) months following such Corporate Transaction, this Option (or New Incentives to the extent issued in substitution for this Option) shall vest in full effective upon such termination, regardless of the Company’s achievement (or projected achievement) with respect to the Performance Criteria; or
(ii)    if, following a Corporate Transaction, Awardee shall have provided Continuous Service through the Vesting Date, then this Option (or New Incentives to the extent issued in substitution for this Option) shall vest in full effective on the Vesting Date, regardless of the Company’s achievement of the Performance Criteria as of the Vesting Date.

(c)For purposes of this Agreement, the following terms shall have the meanings set forth below:
(i)    “Cause” means the termination by the Company of Awardee’s Service for any of the following reasons: (a) the continued, unreasonable refusal or omission by the Awardee to perform any material duties required of him or her by the Company if such duties are consistent with duties customary for the position held with the Company; (b) any material act or omission by the Awardee involving malfeasance or gross negligence in the performance of the Awardee’s duties to, or material deviation from, any of the policies or directives of, the Company; (c) conduct on the part of the Awardee which constitutes the breach of any statutory or common law duty of loyalty to the Company, including the unauthorized disclosure of material confidential information or trade secrets of the Company; or (d) any illegal act by the Awardee which materially and adversely affects the business of the Company or any felony committed by the Awardee, as evidenced by conviction thereof, provided that the Company may suspend the Awardee with pay while any allegation of such illegal or felonious act is investigated. In the event that the Awardee is a party to an employment agreement or other similar agreement with the Company or any Affiliate that defines a termination on account of “Cause” (or a term having a similar meaning), such definition shall apply as the definition of a termination on account of “Cause” for purposes hereof, but only to the extent that such definition provides the Awardee with greater rights. A termination on account of Cause shall be communicated by written notice to the Awardee, and shall be deemed to occur on the date such notice is delivered to the Awardee.
(ii)    “Constructive Termination” shall mean a termination of the Awardee’s Service within sixty (60) days following the occurrence of any one or more of the following events without the Awardee’s written consent (a) any material reduction in overall responsibilities, base compensation, annual incentive compensation opportunity or aggregate employee benefits, or (b) a change of the Awardee's location of employment by more than fifty (50) miles. In the event that the Awardee is a party to an employment agreement or other similar agreement with the Company or any Affiliate (or a successor entity) that defines a termination on account of “Constructive Termination,” “Good Reason” or “Breach of Agreement” (or terms having similar meanings), such definitions shall apply as the definition of “Constructive Termination” for purposes hereof in lieu of the foregoing, but only to the extent that such definitions provides the Awardee with greater rights. A Constructive Termination shall be communicated by written notice to the Committee, and shall be deemed to occur on the date such notice is delivered to the Committee, unless the circumstances giving rise to the Constructive Termination are cured within thirty (30) days of such notice.
(iii)    [INTENTIONALLY DELETED].
(iv)    “Pro-Rata Portion” shall be determined by (x) multiplying the Total Number of Shares (as set forth above) by (y) a fraction, the numerator of which is the number of full months of Awardee’s Continuous Service from April 1, 2017 until the date of termination of Continuous Service, and the denominator of which is 36.

(v)    “Retirement” shall be deemed to occur where Awardee both (a) attains age sixty-two (62), and (b) completes ten (10) years of Continuous Service
4.    Exercise of Option.
(a)    Right to Exercise. This Option may be exercised only to the extent it is vested. This Option is exercisable during its term in accordance with the applicable provisions of the Plan and this Agreement. This Option may not be exercised for a fraction of a Share. Awardee will not be allowed to exercise this Option unless Awardee makes arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of this Option exercise.
(b)    Method of Exercise. This Option is exercisable by delivery of an exercise notice in a form specified by the Company (the “Exercise Notice”), which shall state the election to exercise this Option, the number of Shares in respect of which this Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Chief Financial Officer of the Company or other person designated by the Company. The Exercise Notice shall be accompanied by payment of the aggregate exercise price as to all Exercised Shares (if applicable). This Option shall be deemed to be exercised upon receipt by the Company of a fully executed Exercise Notice accompanied by the aggregate exercise price (if applicable) and any applicable tax withholding due upon exercise of this Option.
(c)    Exercise by Another. If another person wants to exercise this Option after it has been transferred to him or her in compliance with this Agreement, that person must prove to the Company’s satisfaction that he or she is entitled to exercise this Option. That person must also complete the proper Exercise Notice form (as described above) and pay the exercise price (as described below) and any applicable tax withholding due upon exercise of this Option (as described below).
5.    Method of Payment. Payment of the aggregate exercise price shall be by any of the following, or a combination thereof, at Awardee’s election:
(a)    Awardee’s personal check, wire transfer, or a cashier’s check;
(b)    shares of Company stock that Awardee owns, along with any forms needed to effect a transfer of those shares to the Company; the value of the shares, determined as of the effective date of this Option exercise, will be applied to this Option exercise price. Instead of surrendering shares of Company stock, Awardee may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from this Option shares issued to Awardee. However, Awardee may not surrender, or attest to the ownership of, shares of Company stock in payment of the exercise price of Awardee’s Option if Awardee’s action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes;

(c)    waiver of compensation due or accrued to Awardee for Awardee’s services rendered (or to be rendered) to the Company or a parent or subsidiary of the Company;
(d)    cashless exercise through irrevocable directions to a securities broker approved by the Company to sell all or part of the Shares covered by this Option and to deliver to the Company from the sale proceeds an amount sufficient to pay this Option exercise price and any withholding taxes. The balance of the sale proceeds, if any, will be delivered to Awardee. The directions must be given by signing a special notice of exercise form provided by the Company; or
(e)    other method authorized by the Company.
6.    Non-Transferability of Option. In general, except as provided below, only Awardee may exercise this Option prior to Awardee’s death. Awardee may not transfer or assign this Option, except as provided below. For instance, Awardee may not sell this Option or use it as security for a loan. If Awardee attempts to do any of these things, this Option will immediately become invalid. Awardee may, however, dispose of this Option in Awardee’s will or in a beneficiary designation. However, the Committee may, in its sole discretion, allow Awardee to transfer this Option as a gift to one or more family members. For purposes of this Agreement, “family member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships), any individual sharing Awardee’s household (other than a tenant or employee), a trust in which one or more of these individuals have more than 50% of the beneficial interest, a foundation in which Awardee or one or more of these persons control the management of assets, and any entity in which Awardee or one or more of these persons own more than 50% of the voting interest. In addition, the Committee may, in its sole discretion, allow Awardee to transfer this Option to Awardee’s spouse or former spouse pursuant to a domestic relations order in settlement of marital property rights. The Committee will allow Awardee to transfer this Option only if both Awardee and the transferee(s) execute the forms prescribed by the Committee, which include the consent of the transferee(s) to be bound by this Agreement. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Awardee only by Awardee, Awardee’s guardian, or legal representative, as permitted in the Plan. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Awardee.
7.    Restrictive Covenants. This Section shall apply if Awardee’s Continuous Service is terminated pursuant to Section 2(a) or Section 2(c) above during any period in which this Option of the Awardee continues to be outstanding. Nothing in this Section 7 shall in any way limit or eliminate any other restrictions or obligations to which Awardee may be subject following the termination of Awardee’s Continuous Service:
(a)    Non-Competition. The Awardee shall not, without the Board’s prior written consent, directly or indirectly engage in, have any equity interest in, or assist, manage or participate in

(whether as a director, officer, employee, agent, representative, security holder, consultant or otherwise) any Competitive Business; provided, however, that: (i) the Awardee shall be permitted to acquire a passive stock or equity interest in such a Competitive Business provided the stock or other equity interest acquired is not more than 5% of the outstanding interest in such a Competitive Business; and (ii) the Awardee shall be permitted to acquire any investment through a mutual fund, private equity fund or other pooled account that is not controlled by the Awardee and in which the Awardee has less than a 5% interest.  For purposes of this provision, the term “Competitive Business” a business or businesses activity which is the same as, substantially similar to, or in competition with, business of the Company.
(b)    Non-Solicitation.  The Awardee will not, directly or indirectly, recruit or otherwise solicit or induce any non-clerical employee, director, consultant, customer, vendor or supplier of the Company to terminate his, her or its employment or arrangement with the Company or otherwise change his, her or its relationship with the Company.
(c)    Confidentiality.  The Awardee shall maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for his or her benefit or the benefit of any person, firm, corporation or other entity, any confidential or proprietary information or trade secrets of or relating to the Company, including, without limitation, information with respect to the Company’s operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, business plans, designs, marketing or other business strategies, compensation paid to employees or other terms of employment, or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such confidential or proprietary information or trade secrets.  Notwithstanding anything herein to the contrary, nothing shall prohibit the Awardee from disclosing any information that is generally known by the public or preclude any conduct protected under 18 U.S.C. Section 1514A(a) or any similar state or federal law providing “whistleblower” protection to the Awardee.
(d)    Non-Disparagement. The Awardee will not criticize, defame, be derogatory toward or otherwise disparage the Company (or the Company’s past, present and future officers, directors, stockholders, attorneys, agents, representatives, employees or affiliates), or its or their business plans or actions, to any third party, either orally or in writing; provided, however, that this provision will not preclude the Awardee from giving testimony in response to a lawful subpoena or preclude any conduct protected under 18 U.S.C. Section 1514A(a) or any similar state or federal law providing “whistleblower” protection to the Awardee.
8.    Term of Option. Subject to earlier expiration of this Option as described in Sections 1, 2 and 3 above, this Option shall expire on June 13, 2024.
9.    Tax Consequences. Awardee should consult a tax adviser for tax consequences relating to this Option in the jurisdiction in which Awardee is subject to tax. AWARDEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

10.    Withholding Taxes and Stock Withholding. Regardless of any action the Company or Awardee’s actual employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Awardee acknowledges that the ultimate liability for all Tax-Related Items legally due by Awardee is and remains Awardee’s responsibility and that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option grant, including the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (b) do not commit to structure the terms of the grant or any aspect of this Option to reduce or eliminate Awardee’s liability for Tax-Related Items.  Awardee acknowledge that if Awardee is subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.  Prior to exercise of this Option, Awardee shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer.  In this regard, Awardee authorize the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by Awardee from Awardee’s wages or other cash compensation paid to Awardee by the Company and/or the Employer.  With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to Awardee when Awardee exercises this Option, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on Awardee’s behalf and Awardee hereby authorizes such sales by this authorization), (c) Awardee’s payment of a cash amount, or (d) any other arrangement approved by the Company; all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if Awardee are a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (a)-(d) above, and the Committee shall establish the method prior to the Tax-Related Items withholding event.  The Fair Market Value of these Shares, determined as of the effective date of this Option exercise, will be applied as a credit against the withholding taxes.  Awardee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Awardee’s participation in the Plan or Awardee’s purchase of Shares that cannot be satisfied by the means previously described.  Finally, Awardee acknowledge that the Company has no obligation to deliver Shares to Awardee until Awardee has satisfied the obligations in connection with the Tax-Related Items as described in this Section.
11.    Compliance with Laws and Regulations. This Option and the offer, issuance and delivery of securities under this Agreement are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to federal and state securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The Awardee will, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. The Company will cause such action to be taken, and such filings to be made, so that the grant hereunder shall comply with the rules of the New York Stock Exchange or the principal stock exchange on which the Company’s shares are then listed for trading.
12.    No Guarantee of Continued Service; Stockholder Rights. This Agreement and the transactions contemplated hereunder constitute neither an express nor implied promise of continued engagement of Awardee as a provider of Service through the Vesting Date, for any period, or at all, and shall not interfere with Awardee’s right or the Company’s right to terminate Awardee’s Service at any time, with or without Cause, subject to any other written employment agreement to which the Company and Awardee may be a party. The Awardee shall have no rights as a stockholder of the Company until Shares are actually issued and held of record by the Awardee upon exercise of the vested Option.
13.    Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Awardee with respect to the subject matter hereof, and may not be modified adversely to the Awardee’s interest except by means of a writing signed by the Company and the Awardee.
14.    Conflict of Provisions. The terms contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.
15.    Assignment. Awardee shall have no right, without the prior written consent of the Company, to (a) sell, assign, mortgage, pledge or otherwise transfer any interest or right created hereby, or (b) delegate his or her duties or obligations under this Agreement. This Agreement is made solely for the benefit of the parties hereto, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.
16.    Restrictions on Resale. The Awardee agrees not to sell or transfer any Shares that have been issued pursuant to the exercise of this Option at a time when applicable laws, Company policies, or any agreement or understanding between the Company and its underwriters prohibit a sale. This restriction shall apply as long as the Awardee is providing Service and for such period after the Awardee’s termination of Service as the Committee may specify.
17.    Severability. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

18.    Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and effective (i) when delivered by hand, (ii) when otherwise delivered against receipt therefor, or (iii) three (3) business days after being mailed if sent by registered or certified mail, postage prepaid, return receipt requested. Any notice shall be addressed to the parties as follows or at such other address as a party may designate by notice given to the other party in the manner set forth herein:
(a)    if to the Company:
Deckers Outdoor Corporation
250 Coromar Drive
Goleta, California 93117
Attention: Chief Financial Officer
(b)    if to the Awardee, at the address shown on the signature page of this Agreement or at his or her most recent address as shown in the employment or stock records of the Company.
19.    Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without reference to choice of law principles, as to all matters, including, but not limited to, matters of validity, construction, effect or performance.
20.    Number and Gender. Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.
21.    Section Headings. The section headings of, and titles of paragraphs and subparagraphs contained in, this Agreement are for the purpose of convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation thereof.
22.    Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
23.    Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement and any party hereto may execute this Agreement by signing any such counterpart. This Agreement shall be binding upon Awardee and the Company at such time as the Agreement, in counterpart or otherwise, is executed by Awardee and the Company.
24.    Award Subject to Company Clawback or Recoupment. To the extent permitted by applicable law, this Option (and the shares that may be issued upon exercise hereof) shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Awardee’s employment or other Service that is applicable to Awardee. In addition to any other remedies available under such policy, applicable law may require the cancellation of all or a portion of this Option (whether vested or unvested), the forfeiture of shares issued upon exercise of this Option, and/or the recoupment of any gains realized upon the sale of shares issued upon exercise of this Option.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Performance Stock Option Agreement as of the date first above written.

AWARDEE	DECKERS OUTDOOR CORPORATION
_________________________________	By: _________________________________
Signature
_________________________________	Its: _________________________________
Printed Name
_________________________________	___________________________
Residence Address	Date
_________________________________
_________________________________
Date